Exhibit 99.1

Healthpeak PropertiesTM Prices $600 Million of 2.875% Senior Unsecured Notes due 2031

IRVINE, Calif., June 9, 2020 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: PEAK) announced today that it has priced a public offering of $600 million aggregate principal amount of 2.875% senior unsecured notes due 2031. The price to investors was 99.125% of the principal amount of the notes.

Healthpeak intends to use the net proceeds from the offering (i) to fund the redemption, prior to their stated maturity date, of all $300 million aggregate principal amount of the 3.15% senior notes due August 2022 that are outstanding, and the payment of accrued interest and related fees, premiums and expenses in connection therewith, and (ii) to fund the purchase price for its previously announced tender offer to purchase for cash a portion of its 4.250% senior notes due November 2023 and the payment of accrued interest and related fees, premiums and expenses in connection therewith. Healthpeak intends to use any remaining net proceeds, including in the event that it does not achieve full participation in the tender offer, for general corporate purposes, including repayment of any outstanding borrowings under its revolving credit facility (without any permanent reductions in the commitments thereunder) and/or to repay any outstanding commercial paper.

The offering is expected to close on June 23, 2020, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities, Barclays, BofA Securities and Morgan Stanley are acting as joint book-running managers for this offering.

This offering is being made pursuant to an effective shelf registration statement and prospectus and a related preliminary prospectus supplement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectus for this offering, when available, can be obtained from: (i) Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by calling: 1-800-645-3751, or by emailing:wfscustomerservice@wellsfargo.com, (ii) Barclays Capital Inc., Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847, (iii) BofA Securities, Inc. at BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com and (iv) Morgan Stanley & Co. LLC at Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, Tel: (866) 718-1649; Email: prospectus@morganstanley.com.

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “will,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include the risk we may not complete this offering in a timely fashion or at all, that the proceeds from the offering may not be deployed as anticipated, and those risks and uncertainties associated with Healthpeak’s business described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and its subsequent filings with the Securities and Exchange Commission. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Barbat Rodgers

Senior Director – Investor Relations

(949) 407-0400